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                                                                    Exhibit 5.1

                             Winston & Strawn LLP
                             35 West Wacker Drive
                           Chicago, Illinois 60601


                               October 8, 2004

Stone Container Finance Company of Canada II
Stone Container Corporation
150 North Michigan Avenue
Chicago, Illinois  60601

Re: REGISTRATION STATEMENT ON FORM S-4 OF STONE CONTAINER FINANCE COMPANY OF CANADA II AND STONE CONTAINER CORPORATION

Ladies and Gentlemen:

     We have acted as special counsel to Stone Container Finance Company of Canada II, a Nova Scotia unlimited company (the "COMPANY"), and Stone Container Corporation, a Delaware corporation (the "GUARANTOR"), in connection with the preparation of the Registration Statement on Form S-4 (Registration No. 333-118825) (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission (the "COMMISSION") on behalf of the Company and the Guarantor, relating to the registration of $200,000,000 aggregate principal amount of the Company's 7-3/8% Senior Notes due 2014 (the "NEW NOTES"), and the guarantee thereof by the Guarantor (the "GUARANTEE"), which are to be offered in exchange for an equivalent principal amount of the Company's currently outstanding 7-3/8% Senior Notes due 2014 (the "OLD NOTES"), all as more fully described in the Registration Statement. The New Notes will be issued under the Indenture, dated as of July 20, 2004 (the "INDENTURE"), among the Company, the Guarantor and BNY Midwest Trust Company, as trustee (the "TRUSTEE"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the prospectus (the "PROSPECTUS") contained in the Registration Statement.

     This opinion letter is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "SECURITIES ACT").

     In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, in the form filed with the Commission; (ii) the Certificate of Incorporation of the Guarantor, as currently in effect; (iii) the By-laws of the Guarantor, as currently in effect; (iv) the Indenture; (v) the form of the New Notes; and (vi) resolutions of the Boards of Directors of the Guarantor, relating to, among other things, the issuance of the Guarantee and the filing of the Registration Statement. We have also examined originals or copies, certified or otherwise

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identified to our satisfaction, of such records of the Company and the
Guarantor and such agreements, certificates of public officials, certificates of officers or representatives of the Company, the Guarantor and others, and such other agreements, documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below. In giving the opinions expressed below, we have assumed with your permission and without independent investigation or verification of any kind the correctness of the opinions with respect to the Company in the separate opinion letter of Stewart McKelvey Stirling Scales, dated the date hereof and delivered to you.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion letter, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company, the Guarantor and others.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The issuance of the Guarantee has been duly authorized by requisite corporate action on the part of the Guarantor.

     2. Assuming the due authorization of the issuance and exchange of the New Notes for the Old Notes by the Company under the laws of the Province of Nova Scotia and the federal laws of Canada, and further assuming the execution of the New Notes by the Company and the authentication of the New Notes by the Trustee in accordance with the terms of the Indenture, the New Notes and the Guarantee will be valid and binding obligations of the Company and the Guarantor, respectively, entitled to the benefits of the Indenture and enforceable against the Company and the Guarantor, respectively, in accordance with their terms, except to the extent that the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Securities Act; (ii) the New Notes are duly executed and authenticated in accordance with the provisions of the Indenture; and (iii) the New Notes shall have been issued and delivered in exchange for the Old Notes pursuant to the terms set forth in the Prospectus.

     The foregoing opinions are limited to the laws of the United States, the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and reported decisions interpreting those laws. We


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express no opinion as to the application of the securities or blue sky laws of the various states to the issuance or exchange of the New Notes.

     We hereby consent to the reference to our firm under the headings "Legal Matters" in the Prospectus and to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                        Very truly yours,

                                        /s/ Winston & Strawn LLP

                                        Winston & Strawn LLP


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